FORM OF
                             YOUNG INNOVATIONS, INC.

                             STOCK OPTION AGREEMENT
                             [NON-EMPLOYEE DIRECTOR)


     THIS STOCK OPTION AGREEMENT ("Agreement") is entered into as of [ DATE ], between YOUNG INNOVATIONS, INC., a Missouri corporation (the "Company"), and [ NAME ] (the "Optionee").

     WHEREAS, the Company has adopted its Amended and Restated 1997 Stock Option Plan (the "Plan") to encourage selected employees and non-employee directors of the Company to acquire a proprietary interest in the Company through the grant of options, thus identifying their interests with those of shareholders and giving an optionee a greater personal interest in the success of the Company; and

     WHEREAS, the Optionee is a non-employee director of the Company, and the Company has determined to grant the Optionee an option to purchase Common Stock pursuant to the Plan as hereafter described (the "Option"),

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto do hereby agree as follows:

     1. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the same meanings as they are given in the Plan.

     2. GRANT OF OPTION. The Company hereby grants to the Optionee an Option to purchase up to _____ shares of its Common Stock (the "Option Shares"), at a purchase price of $_____ per Option Share (the "Exercise Price"), upon and subject to the other terms and conditions set forth below. The Option shall be a nonqualified stock option.

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     3. DATES WHEN OPTION EXERCISABLE.

          (a) EXERCISABILITY.

          (b) EXPIRATION. The Option and all of the Optionee's rights with respect thereto shall terminate, to the extent the Option has not already been exercised, on the first to occur of

          (i) The tenth anniversary of the date of this Agreement, or

          (ii) One year after the date of the Optionee's death or Disability, the time of such termination being referred to herein as the "Expiration Date".

          (c) EXERCISE AFTER DEATH OR DISABILITY. In the event of the Optionee's death or Disability, then the Option may be exercised by the Optionee or the executor or administrator of the estate of the Optionee or the person or persons to whom the Option shall have been transferred by will or by the laws of descent and distribution prior to the Expiration Date.

     4. METHOD OF EXERCISING OPTION. The Optionee, or the Optionee's representative to the extent provided in paragraph 3(c), may exercise the Option hereby granted from time to time at his or her discretion, for all or any part of the Shares for which the Option is then exercisable, by delivering to the main business office of the Company, addressed to the attention of its Chief Executive Officer or Secretary, (i) a written notice stating his or her election to exercise the Option and the number of Option Shares to be purchased, together with (ii) any combination of (A) cash or (B) check or (C) shares of Common Stock owned by the Optionee for at least six (6) months (or certification of such ownership) with such endorsements or other transfer documentation as the Company may require, aggregating full payment of the purchase price of the Option Shares then being purchased. Shares of Common Stock used to exercise an Option shall be valued at their Fair Market Value on the date of exercise. The Option shall be deemed to be exercised only upon receipt of such notice and payment.




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     5. NON-TRANSFERABILITY OF OPTION. The Option may be exercised only by the
Optionee or, to the extent provided in paragraph 3(c), by the Optionee's representative. In the event of any prohibited assignment, transfer, pledge, hypothecation or other disposition of the Option, or in the event of the levy of any execution, attachment or similar process upon the Option, the transfer shall automatically expire and shall be null and void.

     6. SHARE ADJUSTMENTS. The Compensation Committee shall make such adjustment in the Option Shares, Exercise Price, and other terms and conditions of this Option it deems appropriate as a result of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction.

     7. NO RIGHTS OF OPTIONEE AS SHAREHOLDER. The Optionee shall have no rights respecting this Option or the Option Shares except as expressly set forth herein or in the Plan, a copy of which the Optionee hereby acknowledges having received; and the Optionee shall have no rights as a shareholder with respect to any Option Shares until this Option has been duly exercised as to such Option Shares in accordance with the terms hereof and a stock certificate issued therefor. The grant of this Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its Common Stock or its capital or business structure, or to merge or to consolidate, or to dissolve or liquidate, or to sell or transfer any or all of its business or assets.

     8. GENERAL. The Company shall at all times during the term of this Option reserve and keep available a number of shares of Common Stock equal to the number of Option Shares, and shall pay any original issue or transfer taxes with respect to the issue of Option Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company incurred in connection therewith.



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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         Company: YOUNG INNOVATIONS, INC.



                                             By:
                                                  ------------------------------
                                       Optionee:
                                                  ------------------------------



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